UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 1, 2022
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers
On June 1, 2022, Huron Consulting Group Inc. (“Huron” or the “Company”) issued a press release announcing that J. Ronald Dail will succeed C. Mark Hussey as Chief Operating Officer effective July 1, 2022. Mr. Hussey will remain President until he becomes Chief Executive Officer (“CEO”) and President on January 1, 2023 as part of the companies previously announced CEO transition.
Mr. Dail, age 52, brings over 30 years of management consulting experience and has led Huron’s healthcare performance improvement business unit prior to this promotion. Through his leadership, the healthcare performance improvement business unit has delivered meaningful and sustainable results to clients throughout the country. In 2004, Mr. Dail joined Stockamp & Associates (“Stockamp”), which was acquired by Huron in 2008. Prior to joining Stockamp, he worked at Accenture where he specialized in complex program management, strategic planning, systems integration and process improvement initiatives. Mr. Dail holds a Bachelor of Arts in economics from the University of North Carolina at Chapel Hill.
A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
There is no family relationship existing between Mr. Dail and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Dail or any member of his family had or will have a direct or indirect material interest.
Senior Management Agreement for J. Ronald Dail
On June 1, 2022, in connection with the appointment of Mr. Dail as Chief Operating Officer of the Company, the Company entered into a Senior Management Agreement with Mr. Dail, effective July 1, 2022 (the “Dail Agreement”). Mr. Dail's 2022 annual base salary, annual bonus and equity awards as Chief Operating Officer are currently subject to review and approval by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). Upon the Compensation Committee's approval, we will file an amendment to this Current Report on Form 8-K to include Mr. Dail's 2022 annual base salary, annual bonus and equity awards.
Set forth below is a brief description of the material terms of the Dail Agreement:
Term: Pursuant to the Dail Agreement, Mr. Dail’s employment by the Company will continue until such time as either Mr. Dail or the Company terminates his employment pursuant to the terms of the Dail Agreement.
Base Salary: The Dail Agreement entitles Mr. Dail to an annual base salary. The amount of such base salary is not specified in the Dail Agreement. The Chief Executive Officer of the Company and the Compensation Committee will review Mr. Dail’s compensation annually, based on his performance and the Company’s other compensation policies. Mr. Dail’s base salary may not be reduced without his consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.
Annual Bonus: Each calendar year, Mr. Dail will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Mr. Dail’s performance and the Company’s compensation policies.
Equity Awards: Mr. Dail will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Mr. Dail’s performance and the Company’s compensation policies.
Other Benefits: Mr. Dail will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.
Post-Termination Payments: If Mr. Dail’s employment is terminated by the Company without Cause (as defined in the Dail Agreement) or he resigns for Good Reason (as defined in the Dail Agreement), Mr. Dail will be entitled to: (i) severance pay in an amount equal to the sum of Mr. Dail’s annual base salary and the target bonus for the year of termination or resignation; (ii) continuation of medical benefits for twelve (12) months upon the same terms as exist from time to time for active similarly-situated executives of the Company; and (iii) an amount in cash equal to the annual bonus that Mr. Dail would have earned for the year of termination or resignation had he remained employed for the year in which his termination or resignation occurs based on satisfaction of Company performance targets, prorated for the number of completed days of employment during the year of termination or resignation.
Death or Permanent Disability: If Mr. Dail’s employment is terminated due to Mr. Dail’s death or permanent disability, then Mr. Dail or Mr. Dail’s estate will be entitled to (i) payment of Mr. Dail's base salary through the date of termination; (ii) an amount in cash equal to the annual bonus that Mr. Dail would have earned for the year of his death or disability, prorated for the number of completed days of employment during that year; (iii) continuation of medical benefits for Mr. Dail and his eligible dependents upon the same terms as exist immediately prior to the termination of employment for similarly-situated active executives of the Company for the six (6)-month period immediately following the termination of employment; and (iv) full vesting of any outstanding time based equity awards granted to Mr. Dail.
Change of Control: If (i) Mr. Dail’s employment is terminated by the Company without Cause or if he resigns for a Change of Control Good Reason (as defined in the Dail Agreement), in either case, within two (2) years following a Change of Control (as defined in the Dail Agreement) or (ii) Mr. Dail reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a Change of Control Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within twelve (12) months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Dail will be entitled to: (a) cash equal to one and one-half (1.5) times the sum of his annual base salary and target bonus for the year of termination or resignation; (b) cash equal to the target amount of his annual bonus for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation; (c) full vesting of any outstanding equity grants that were awarded at or prior to the time of the Change of Control; and (d) continuation of medical benefits for eighteen (18) months following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Dail will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Dail would have paid for continuation of medical benefits during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. The receipt of the benefits described in this paragraph is conditioned on Mr. Dail’s compliance with the covenants, warranties, representations and agreements set forth in Dail Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.
The Dail Agreement further provides that if any amount, right or benefit paid or payable to Mr. Dail under the Dail Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Dail under the Dail Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.
The foregoing description of the terms of the Dail Agreement does not purport to be a complete description of the Dail Agreement and is qualified in its entirety by reference to the text of the Dail Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Exhibit Description
10.1	Senior Management Agreement by and between Huron Consulting Group Inc. and James R. Dail Jr.
99.1	Press release, dated June 1, 2022
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	June 7, 2022	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer